Eagle Ford Oil & Gas Corp 8-K
Exhibit 99.1

2951 Marina Bay Drive, Suite 130-369
League City, TX 77573
Tel: (281)383-9648
Web site:  www.efogc.com

June 10, 2013

Dear Eagle Ford Oil & Gas Shareholder:

I want to take this opportunity to bring you up to date on all the things we have been working on in recent months to build Eagle Ford Oil & Gas Corp into a solid company with assets in place that will allow us to grow production, reserves and deliver real value to our shareholders.

Last summer we announced that we had successfully secured a lease hold in Frio County Texas. This leasehold encompasses a total of 3,684 contiguous acres located in the heart of one of the most prodigious oil and gas producing zones in the world. The acreage lies within the historic Pearsall Field in south central Texas and although there is currently no production we have four zones, the Austin Chalk, Eagle Ford Shale, Buda Limestone and Pearsall Shale present throughout the acreage that each may be productive.

In the last 24 months there has been a significant increase in drilling activity on acreage contiguous to ours and this includes successful wells into all four zones. Literally dozens of wells have been drilled all around us with a very high success rate. In addition, because the acreage lies in the Pearsall Field, there is ample public data documenting the presence and structure of all three oil charged (the Pearsall formation is gas and natural gas liquids) as well as the porosity and fracture systems within the reservoirs that is critical to establishing commercial flow rates and maximizing recovery in each well.

We recently re-negotiated the terms of our agreement as to the Frio County property to which we anticipate will allow us to secure the necessary financing to begin a drilling program on favorable terms; we hope to have the financing secured in the next 30 – 45 days. We will certainly keep you informed on our progress towards securing this financing.

In recent months, we have been reviewing producing properties that are available for acquisition that fit into our Company’s core mission statement. We have been able to create a top six list of such properties that our potential funding facilities, located in California and Texas, has agreed to finance provided the due diligence has a positive outcome. These properties include but are not limited to the following:

•	22,000 acres in Lavaca and Colorado Counties in South Texas (100% WI) (2 producing wells)
•	Acreage in Montague and Cooke Counties in North Texas (Over 100 Active Wells)
•	6,400 acres in Jasper County, Texas (100% Working Interest) (2 producing wells)
•	10,000 acres in Fayette, Gonzalez and Lavaca Counties (7 producing wells)
•	9,000 acres in Madison County, Texas (5 producing wells)
•	2,100 acres in Fayette County, Texas (2 producing wells)

After further due diligence on our Ohio Pipeline, it has been determined there is no production value, rather intrinsic value in the “right of way”. It has been further determined that the pipeline is too small for oil producers. We are currently engaged in settlement discussions to satisfy the judgment against the Company related to the Pipeline. We expect a resolution within the next 30-45 days which we expect to significantly improve our balance sheet.

We want to take this opportunity to thank you for being a shareholder in Eagle Ford Oil & Gas, we know it’s been a long time between significant events but we have worked long hours and sorted through dozens of potential acquisitions before identifying the Frio County acreage as the one we wanted to build the company around. It is our belief that in at this time next year Eagle Ford Oil & Gas will look much different than we do today.

Cordially,

Paul Williams,
Chief Executive Officer

FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2012, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.